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                                                                  EXHIBIT 10(dd)


Mr. Lee Furlong, President
INTERNATIONAL PRECIOUS METALS, INC.
4625 South Ash Avenue, Suite J-1
Tempe, AZ 85282

      RE: Supplement to Preliminary Agreement between International
          Precious Metals, Inc. ("International") and Auric Metallurgical Laboratories, LLC ("Auric") Dated June 9, 1997 ("the Agreement")

Dear Mr. Furlong:

      It is the understanding of Auric that both International and Auric (hereafter collectively ("the parties") mutually acknowledge by the signature of their respective officers below the following agreed upon changes or additions to the June 9 Agreement between the parties. Each represents that the following changes have been reviewed and ratified by the Board of Directors of International and a majority of the members of Auric, each of which have fully authorized the undersigned officers of each entity to sign this Supplemental Agreement.

      The terms of the Agreement are accordingly changed, modified or extended as follows, provided that, no term or provision of the Agreement not specifically modified below shall be deemed changed, waived or released in any manner and shall continue to be of full force and effect between the parties:

      1. International will be granted an exclusive right in perpetuity to the "Fire Assay Procedures" ("the Technology") of Auric. It is agreed that Auric, or any direct successor entity, shall continue to own and use the Technology for its own purposes, but will not further assign or convey such technology to any third party. International may use the Technology for its own purposes and may further resale or assign such technology without further consideration to Auric.

      2. The Technology is defined between the parties to be a scientifically verifiable assay process for the detection and measurement of potentially recoverable commercial quantities of Gold, Platinum and Palladium from standard ore samples.

      3. Notwithstanding any prior agreements as to time for International to review and accept the Technology, whether written or oral, both parties now agree and stipulate that the execution of this Supplemental Agreement evidences the acceptance of the Technology for purchase by International, subject only to independent laboratory verification by a competent


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Mr. Lee Furlong, President
RE: Supplemental Agreement
June 25, 1997
Page 2


metallurgical or assay laboratory, as designated by Auric, that the Technology is a reliable and scientifically verifiable assay process for detection of potentially commercial quantities of Gold, Platinum and Palladium based upon standard ore samples.

      4. It is agreed by and between the parties that International will complete the independent review of the Technology as described by the prior
paragraph within   Ten   days (10) of this Supplemental Agreement at its own
cost and expense, and will make the findings available to Auric. Auric agrees to fully cooperate in the testing process and to supply expertise, equipment and personnel as reasonably required. In the event, but only in the event, the test results do not evidence that the Technology is a reliable and scientifically verifiable assay process for identifying Gold, Platinum and Palladium from standard ore samples, International may give notice of its election to fully rescind the purchase obligation for the Technology to Auric and Auric will promptly refund the initial consideration of $75,000.00 less any laboratory expenses incurred by Auric to date. International will then have no further purchase obligation or rights in the Technology, except the non-disclosure provisions of the Agreement shall survive any such recission.

      5. In addition to the cash and note consideration recited in the Agreement (total $750,000), which shall continue to be paid in accordance with the Agreement, International shall additionally pay to Auric, upon testing of the Technology and in consideration for this Supplemental Agreement, One Hundred Thousand (100,000) of its unrestricted free trading common shares, either directly or through a third party without recourse to Auric, and Three Hundred Thousand Shares (300,000) registered free trading shares within sixty (60) days of this Supplemental Agreement. International may elect to tender the second installment of 300,000 shares by delivering to Auric 400,000 shares with a requirement of Auric to reconvey or assign the initial 100,000 shares to a third party designated by International. International agrees to fully indemnify Auric from any and all adverse claims related to the foregoing proposed share transactions.

Accepted and Approved:                    Accepted and Approved:

AURIC METALLURGICAL                       INTERNATIONAL PRECIOUS METALS,
LABORATORIES, INC.                        An Arizona Corporation
A Utah Limited Liability Company


/s/ Alan Cottle                           /s/ Le Furlong
-----------------------------------       -----------------------------------
By:  Alan Cottle                          By:  Lee Furlong
Its:  Manager                             Its:  President